Exhibit 10

                         EMPLOYMENT AGREEMENT


         This Contract of Employment (the "Agreement") is entered into as of this 11th day of March, 1996 by and between The Stride Rite Corporation (the "Company") and Stephen R. DuMont (the "Executive").

         WHEREAS, the Company desires to promote and enter into a two year employment agreement with the Executive to serve in the capacities of Executive Vice President and Chief Operating Officer of the Company, and

         WHEREAS, the Executive desires to enter into an Employment Agreement with the Company to serve in the capacities of Executive Vice President and Chief Operating Officer,

         NOW, THEREFORE, the Company and Executive, each in consideration of the promises of the other hereinafter contained, agree as follows:

         1. Employment. The Company hereby agrees to and does hereby promote and employ the Executive, and the Executive hereby agrees to and does hereby agree to be employed by the Company for the period set forth in Section 2 below (the "Employment Period") in the positions and with the duties and responsibilities set forth in Section 3 below, and upon the terms and conditions set forth in this Agreement.

         2. Employment Period. The Employment Period of two years shall commence on March 31, 1996 and except as otherwise expressly provided hereinbelow, shall continue until the close of business on March 31, 1998 (the "Term"). If there is no subsequent employment agreement the parties shall revert to the Letter to the Executive dated August 12, 1994.

         3. Positions. It is contemplated that during the Employment Period, the Executive shall serve as an officer of the Company with the offices and titles of Executive Vice President and Chief Operating Officer, reporting directly to the Chairman, Chief Executive Officer and President of the Company. With respect to those offices, the Executive shall have powers and



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duties as he may be given from time to time during the Employment
Period.

         At some future date the Board will consider electing the Executive to serve as a Director of the Company.

         4. Performance. Throughout the Employment Period, the Executive agrees to devote his full time and undivided attention to the business and affairs of the Company, and in particular to the performance of all of the duties and responsibilities of the Chief Operating Officer of the Company, except for reasonable vacation and except for temporary illness or incapacity. The Executive shall be entitled to up to four (4) weeks of vacation per year.

         The Executive shall serve the Company and each of its subsidiaries loyally, diligently and effectively and at all times exert his best efforts to promote the success of their respective activities. The Executive shall discharge his duties and responsibilities in an efficient, trustworthy and businesslike manner and shall do nothing which will in any way impair or prejudice the name or reputation of the Company or any of its subsidiaries.

         Nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for:

         a. serving as director, trustee or member of a committee of any organization involving no conflict of interest with the interests of the Company;

         b.  engaging in charitable and community activities; and

         c.  managing his personal investments;

provided that such activities do not, individually or collectively, interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

         5.  Salary and Incentive Compensation.  During the
Employment Period, as long as the Executive is employed by the Company, the Executive shall be entitled to compensation from the Company as follows:




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         a. For all  services  to be rendered  by the  Executive  to the Company during the Employment Period, including, without limitation, services as an executive, officer, director (in the event elected), employee of the Company or its subsidiaries, divisions, business units or affiliates, the Executive shall be paid compensation in the form of a base or fixed salary, payable not less often than once each month, at the annual rate of Three Hundred Thousand Dollars ($300,000), with the opportunity for periodic annual reviews and increases in such rate as shall be determined in the sole discretion of the Board of Directors.

         b. The Executive shall be paid additional compensation in the form of incentive compensation as follows:

                  i. The Executive shall be an "Eligible Employee" as that term is defined in the Company's Annual Plan (the "Annual Plan") and may receive incentive compensation as provided by the terms of such Plan. Pursuant to the Annual Plan, the Executive's "Bonus Percentage" (as defined therein) will be 35%. At the meeting approving this Agreement, the Board will consider an increase to 40%. The Executive's participation in the Annual Plan is subject to the terms and conditions of the Annual Plan, or any amended version of the Annual Plan or any successor or other annual incentive compensation plan which may be adopted and become legally effective during the Employment Period.

                  ii. Pursuant to the 1995 Long-Term Growth Incentive Plan the Executive shall be eligible to receive Stock Options as the Board of Directors deems appropriate.

         6.  Perquisites.  During the Employment Period, the
Executive shall be entitled to the perquisites as follows:

         a. The Executive shall be provided with an appropriate office and secretarial and clerical staff.

         b. The Company's lease of an automobile, (the "Vehicle"), shall be provided by the Company for the Executive's use, pursuant to the Company's leased car policy as currently in effect. Under the Company's leased car policy, an amount of up to 4% of the Executive's base salary (as provided in Section 5a of this Agreement) will be paid by the Company toward the lease payments.
Payment of the current lease of 4% of base salary will continue until the current lease expires. Upon termination of current Vehicle lease a $7000 cap will be imposed on the Vehicle



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lease  payment by the Company.  In addition,  the Company will pay for insurance and maintenance  costs of the Vehicle.  Should such costs for the Vehicle exceed
the  allowance,   the  Executive   will  be  responsible   for  payment  of  any
differential. The Executive shall be responsible for the cost of fuel consumed in the use of the Vehicle. Pursuant to the Company's current automobile policy, the Company will pay the Executive a mileage allowance as reimbursement for the use of the Vehicle in conducting the Company's business.

         c. The Company shall reimburse the Executive for up to $5,000.00 per year for the Executive's use of personal financial planning services.

         The Executive shall be entitled to participate in all of the various employee benefit plans which the Company maintains and/or adopts during the Employment Period, including a defined benefit Retirement Plan and various elective programs, including, without limitation, a life insurance policy, a dental insurance plan (effective as of the beginning of the Employment Period), Employee Stock Purchase Plan and Employee Savings and Investment Plan (pursuant to Section 401K of the Internal Revenue Code of 1986, as amended), subject to their respective terms and requirements, including, without limitation, their eligibility and vesting requirements. The Executive is currently enrolled in all of these plans.

         Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice, but it is the intent of the parties that the Executive shall continue to be entitled during the Employment Period to benefits at least equal in the aggregate to those attached to his position as of the date of this Agreement.

         7. Residence Requirement. The Executive agrees that by June 30, 1996 the Executive will establish residence for himself and his family in the greater Boston (Massachusetts) area and that the Executive shall maintain such residence throughout his continued employment by the Company.

         8. Relocation Expenses. The Company agrees to pay for (i) the broker's commission and closing costs incurred by the Executive with respect to the sale of his principal residence at 7000 North 47th Street, Scottsdale, Arizona to the extent the amount of such fees and costs are customary in such community and



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are customarily borne by the Seller.  The Company shall obtain three appraisals, by appraisors who will be selected by the Company, of the value of his current residence during the month of March, 1996. If the executive sells such residence before June 30, 1996 for a price less than the average of such three appraised values, the Company shall immediately pay to the Executive in cash the amount of such shortfall. If the Executive does not sell his residence before June 30, 1996, and the Executive notifies the Company that he is unable to sell his residence, the Company shall purchase the residence itself at a price equal to the average of the values determined by the three independent real estate appraisers selected by the Company. In addition, the Company shall pay the Executive's reasonable expenses incurred to move the Executive's personal property and family from Scottsdale to the permanent residence to be purchased by the Executive in the Boston area. The Company will also reimburse the Executive for expenses for deposits or "switch on" fees for utilities at the new residence and fees to install any major appliances which are incurred as part of the move to the Boston area. The Company will provide the Executive an allowance of $5000 to cover any other costs associated with the relocation.

         From the date of this Agreement until the earlier of (i) the time the Executive establishes a permanent residence in the Boston area, or (ii) July 1, 1996, the Company agrees to reimburse the Executive up to $4,000 per month for reasonable living expenses incurred in connection with the rental of a furnished apartment or hotel and related out of pocket expenses for the Executive's use in the Boston area, in addition to reimbursement of reasonable expenses incurred by the Executive for parking, telephones, cable television and utilities. The Company, furthermore, agrees to reimburse the Executive for the cost of a round-trip airfare for travel between Boston and the Executive's present residence in Scottsdale up to four (4) times per month by the Executive until the earlier of (i) the establishment of the Executive's permanent residence in the Boston area or (ii) July 1, 1996.

         9. Termination of Employment during Employment Period. The Executive hereby acknowledges and agrees that the Company by entering into this Agreement shall not be deemed to have waived any of its rights during the Employment Period or thereafter, including, without limitation, the right to terminate the Executive's employment for any reason.




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         In the event that the Company  terminates  the  Executive's  employment during the Employment Period for any reason other than for Cause (as defined below), the Company shall pay the Executive a severance allowance consisting of either (i) a lump sum payment equal to the present value (using as a discount rate the prime rate charged by the Bank of Boston on the date of the Executive's termination) of the base or fixed salary payable pursuant to Section 5a of the Agreement for the remainder of the Employment Period, or (ii) if the termination occurs during the last year of this Agreement a monthly severance allowance payable in accordance with one year severance Agreement between the Company and the Executive dated March 30, 1995.

         In the event that the Executive's employment is terminated during the Employment Period for Cause, then the Executive shall not be entitled to receive any severance allowance or compensation of any kind (except (i) incentive compensation which may have been fully earned pursuant to the terms and conditions of the Annual Plan and (ii) the rights of the Executive or his legal representative to exercise the vested portion of the stock purchase rights granted to the Executive) nor continue to be entitled to any of the Company's employee benefits, including any benefits provided in this Agreement or under the company's medical, dental, health and life insurance plans (except to the extent the same may be required by law, or to perquisites of any kind, from and after the date upon which the Executive's employment is terminated.) For the purposes of this section and any other provision of this Agreement, termination of the Executive's employment shall be deemed to have been for Cause only if:

         a. termination of his employment shall have been so deemed by the Board of Directors of the Company by virtue of (i) and act or acts of dishonesty, (ii) commission of a felony or act of moral turpitude, (iii) a wrongful act or acts resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, (iv) a willful act or acts which constitute a material violation or violations of the federal securities laws, or
(v) a willful act or acts which constitute material insubordination or a material violation of the Company's Conflict of Interest policy or any of its other policies communicated to the Executive in writing; or

         b. there has been a breach by the Executive during the Employment Period of any of the material provisions of this



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Agreement,  and, with respect to any alleged  breach,  that the Executive  shall have failed to remedy such alleged breach within thirty (30) days from his receipt of written notice from the Clerk of the Company pursuant to the resolution duly adopted by the Board of Directors of the Company after notice to the Executive and an opportunity to be heard demanding that the Executive remedy such alleged breach.

         In the event that the Executive's employment is terminated by his voluntary resignation, the Executive shall not be entitled to payment of any severance allowance, or compensation of any kind (except incentive compensation which may have been fully earned pursuant to the terms and conditions of the Annual Plan and the rights of the Executive to exercise the vested portion of the stock rights granted to the Executive.)

         In the  event  that the  severance  arrangements  provided  for in this
Section 10 are triggered, the Executive will be required, as a condition to payment, to execute a release acknowledging full and final settlement of all claims arising from his employment and agreeing to provide reasonable cooperation to the Company.

         10. Agreement Not to Compete. The Executive hereby covenants and agrees that if a termination occurs within the two year term of this Agreement for a period of one (1) year following termination of the Executive's employment with the Company for any reason, the Executive will not, directly or indirectly, within the United States (the same being the area in which the Company's business is conducted), in any capacity, enter into or engage in the same or a substantially similar business as that conducted and carried on by the Company and being directly competitive with the Company or any of its business units or subsidiaries, including, but not limited to, specialty retailing of infant's, toddler's and children's footwear, the design, manufacture of footwear of any type on the wholesale level, and any and all components of the foregoing, whether as an individual for his own account, or as a partner, joint venturer, employee, agent, consultant, officer or director for or with any person or entity, or as a shareholder (greater than one percent (1%) of any corporation), or otherwise.

         11. Agreement of Confidentiality. With respect to any secret, proprietary or confidential information obtained by the Executive during his employment at the Company, except with the prior written agreement of the Company, which consent shall be



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granted or withheld in the sole  discretion of the Company,  the Executive  will not, at any time, disclose or use for competitive purposes (other than the Company's competitive purposes) any such information. For purposes hereof, secret, proprietary or confidential information shall include, by way of example but not by way of limitation, any information of a technical, financial, commercial or other nature pertaining to the business of the Company or to that of any of its clients, customers, consultants, licensees, business units, subsidiaries or affiliates, including but not limited to, its and their operations, plans, financial condition, product development, customers, sources of supply, manufacturing techniques or procedures, marketing, sales, production or other competitive information acquired by the Executive during the course of his employment by the Company and all other information that the Company itself does not disclose to the public.

         12. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Executive at 7000 North 47th Street, Scottsdale, AZ 85253 until such time as the Executive establishes permanent residence in Boston and thereafter at such address; and to the Company at 191 Spring Street, Lexington, MA 02173-9191 (or at such other address to which it may relocate its headquarters during the term of this Agreement), directed to the Board of Directors with a copy to the Clerk of the Company.

         13. Heirs and Successors Bound. This Agreement shall be binding upon the heirs, administrators and executors of the Executive and upon the successors or assigns of the Company.

         14.  Miscellaneous.

         a.  No  provision  of  this  Agreement  may  be  modified,   waived  or
discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.



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         b. The  Executive  agrees  that the remedy at law for any breach by the
Executive of the provisions of Sections 11 or 12 of this Agreement will be inadequate and that the Company will also be entitled to injunctive relief without bond against any such breach. Such injunctive relief will not be exclusive but will be in addition to any other relief that the Company may have.

         c. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts applicable to instruments under seal.

         d. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         e. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         f. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         NOW THEREFORE, the parties set their hands and seals on this 11th day of March, 1996.


             Signed:   \s\ Stephen R. DuMont
                        ---------------------------
                               Stephen R. DuMont

                      THE STRIDE RITE CORPORATION

             Signed:   \s\ Robert C. Siegel
                        ---------------------------
                               Robert C. Siegel,
                               Chairman, President &
                               Chief Executive Officer